Exhibit 99.1

Contact:
Kaitlyn Brosco
ESPERION
corporateteam@esperion.com

ESPERION Reports Preliminary Fourth Quarter 2020 Financial Results and Further Commits to Unmet Patient Needs with Oral PCSK9 Inhibitor Program

– Fourth-quarter 2020 U.S. net product revenue estimated between $8.0 and $8.5 million –
– Range represents over 140 percent sequential growth for NEXLETOL® (bempedoic acid) tablets and NEXLIZET® (bempedoic acid and ezetimibe) tablets –
– Company provides full-year 2021 operating expense guidance –
– In-licensed oral PCSK9 inhibitor program furthers ESPERION mission; leverages singular focus on oral, LDL-C lowering medicines –

ANN ARBOR, Mich., January 13, 2021 (GLOBE NEWSWIRE) – Esperion (NASDAQ: ESPR) today announced preliminary, unaudited fourth-quarter 2020 financial results and full-year 2021 operating expense guidance. Concurrently, the Company announced that it has entered into a definitive agreement with Serometrix to in-license its oral, small molecule PCSK9 inhibitor program.

“As a result of our company’s exceptional focus and hard-fought performance, we enter the new year with a strong foundation and are building momentum toward our purpose of lipid management for everybody,” said Tim M. Mayleben, president and chief executive officer of Esperion. “During 2020, despite the effects of the COVID-19 pandemic, Esperion took a huge step forward to provide physicians and patients easy and effective non-statin medicines to lower bad cholesterol, including the first-ever, fully non-statin fixed combination drug product, NEXLIZET®. I am excited to reinforce our commitment to patients with the addition of our oral PCSK9 inhibitor program, which has the potential to expand oral, non-statin treatment options even further.”

The small molecule PCSK9 inhibitor program is intended for development of a convenient, oral medicine. Patients and healthcare professionals favor oral medicines for ease of administration and compliance,1 but currently approved PCSK9 inhibitors are biologics delivered by subcutaneous injection, which, for many patients, are out of reach or may not be preferred.2,3 An oral PCSK9 inhibitor has the potential to provide an additional non-statin treatment option between statins and injectable PCSK9 inhibitors. There are currently no oral PCSK9 inhibitors available to patients.

PCSK9 (proprotein convertase subtilisin/kexin type 9) is a protein responsible for regulating LDL receptor expression. Medicines that inhibit PCSK9 stop LDL receptors from being broken down, thus increasing the amount of LDL receptors and leading to removal of LDL-C from the blood. Inhibition of PCSK9 by injectable products has been clinically proven to reduce LDL-C and major cardiovascular events, as demonstrated by two completed cardiovascular outcomes trials (CVOTs) involving more than 46,000 patients.4,5

“Esperion’s new program targets allosteric inhibition of PCSK9, making our approach mechanistically different from earlier attempts to develop oral PCSK9 inhibitors,” said Ashley Hall, chief development officer of Esperion. “The initial biophysical and cell-based data, as well as initial pharmacokinetic and efficacy data in preclinical models, indicate a high potential for a compelling drug profile. In addition to development as a monotherapy, we plan to pursue a fixed combination drug product with bempedoic acid in parallel. Clinical research has shown that bempedoic acid added to an injectable biologic PCSK9 inhibitor resulted in a mean additional ~30 percent LDL-C lowering compared to placebo.6 Together, this could be a compelling non-statin combination tablet for patients in need of further LDL cholesterol lowering and could provide health care providers and patients a broader range of oral options.”

Serometrix developed the oral PCSK9 inhibitor program with its proprietary technology to discover drugs for difficult protein targets. As part of the agreement, Esperion made an upfront cash payment of $12.5 million in December to Serometrix, with payments in future years tied to specific milestones. The Company anticipates sharing more information on the potential timing for an Investigational New Drug (IND) application later this year.

“Serometrix has developed a proprietary platform focused on targeting protein conformational dynamics. This capability enabled our allosteric small molecule PCSK9 inhibitor program and allowed Serometrix to be the first to discover and patent allosteric small molecule inhibitors for PCSK9,” said Kyle Monroe, chief executive officer of Serometrix. “We believe Esperion’s commitment to hyperlipidemia, combined with their track record in development, make them an ideal strategic partner to advance this program through clinical development and beyond.”

Preliminary Fourth-Quarter 2020 Net Product Sales Results and Preliminary Full-Year 2021 Operating Expense Guidance

Preliminary, unaudited fourth-quarter 2020 net U.S. product sales are expected to be between $8.0 and $8.5 million.

As of December 31, 2020, cash, cash equivalents, and investment securities available-for-sale totaled approximately $305 million and there were approximately 25.9 million shares of common stock outstanding which excludes the 2.0 million treasury shares purchased in the prepaid forward transaction as part of the convertible debt financing.

The Company expects full-year 2021 operating expenses to be approximately $320 million to $340 million, inclusive of $30 million of non-cash stock-based compensation.

The preliminary unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the fourth quarter and full year 2020 in late February.

39th Annual J.P. Morgan Healthcare Conference

The Company will present at the virtual 39th Annual J.P. Morgan Healthcare Conference today, Wednesday, January 13, 2021, at 7:30 a.m. Eastern Time. A live audio webcast of this event can be accessed on the investor relations section of the Esperion website at investor.esperion.com. A replay of the webcast will be archived on the Company’s website for 90 days following the event.

Esperion Therapeutics
Esperion is The Lipid Management Company. Our team of lipid experts works to lower bad cholesterol by discovering, developing and commercializing innovative medicines and combinations with established medicines. We work hard to make our medicines easy to take, easy to get and easy to have. We are singularly focused on disrupting high cholesterol so you can improve your health – easily. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the development of the oral PCSK9 inhibitor program and prospects for its successful development, potential commercialization plans for bempedoic acid tablet and Esperion’s projected cash and non-cash operating expenses. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, delays or failures in Esperion’s clinical development and commercialization plans, or approval of expanded indications, that existing cash resources may be used more quickly than anticipated, the impact of COVID-19 on our business, clinical activities and commercial development plans, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

References
1 Dibonaventura MD, Wagner JS, Girman CJ, Brodovicz K, Zhang Q, Qiu Y, Pentakota,SR, & Radican L (2010). Multinational Internet-based survey of patient preference for newer oral or injectable Type 2 diabetes medication. Patient preference and adherence, 4, 397–406. https://doi.org/10.2147/PPA.S14477

2 Baum SJ, Toth PP, Underberg JA, Jellinger P, Ross J, Wilemon K (2017). "PCSK9 inhibitor access barriers-issues and recommendations: Improving the access process for patients, clinicians and payers". Clinical Cardiology. 40 (4): 243–254. doi:10.1002/clc.22713. PMC 5412679. PMID 28328015.

3 Gina Kolata, "These Cholesterol-Reducers May Save Lives. So Why Aren’t Heart Patients Getting Them?", The New York Times, Oct. 2, 2018. Retrieved 18 December 2020.

4 Sabatine MS, Giugliano RP, Keech AC, Honarpour N, Wiviott SD, Murphy SA, Kuder JF, Wang H, Liu T, Wasserman SM, Sever PS, and Pedersen TR (2017). Evolocumab and Clinical Outcomes in Patients with Cardiovascular Disease. N Engl J Med 2017; 376:1713-1722. DOI: 10.1056/NEJMoa1615664.

5 Schwartz GG, Steg PG, Szarek M, Bhatt DL, Bittner VA, Diaz R, Edelberg JM, Goodman SG, Hanotin C, Harrington RA, Jukema JW, Lecorps G, et al (2018). Alirocumab and Cardiovascular Outcomes after Acute Coronary Syndrome. N Engl J Med 2018; 379:2097-2107. DOI: 10.1056/NEJMoa1801174

6 https://www.globenewswire.com/news-release/2018/03/27/1453515/0/en/Esperion-Announces-Positive-Top-Line-Results-from-Phase-2-Study-of-Bempedoic-Acid-Added-On-to-a-PCSK9-Inhibitor-in-Patients-with-Hypercholesterolemia.html